UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DIGITAL RIVER, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 3, 2014, Digital River, Inc. distributed the following material, which is attached hereto and is incorporated herein by reference:

•                  Second Letter to Employees (Exhibit 1).

•                  Updated Employee FAQ, dated October 2014 (Exhibit 2).

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Exhibit 1

Subject: 2nd CEO letter to EMPLOYEES

Audience: DR All Employees

Channel: Email

Subject line: Update on Siris Acquisition of Digital River

Dear Colleagues:

Last Thursday, we announced that Digital River has entered into a definitive merger agreement to be acquired by an investor group led by Siris Capital Group.  Through the acquisition, we will be able to deliver immediate and substantial value to our shareholders. In fact, the acquisition price of $26 per share represents an approximate 50 percent premium over Digital River’s pre-announcement stock price.

As I noted last week, Siris Capital has extensive experience in our industry and this relationship should also offer us some important advantages, including enabling us to:

•                  Sharpen our focus so we can execute more aggressively on long-term, high-potential global opportunities;

•                  Accelerate our product and technology transformation; and ultimately

•                  Deliver more value, more quickly for our clients.

Answering questions

While we are excited about the potential acquisition, I know employees may have questions about it. Will our 2015 operating plan and strategy change after the transaction closes? Will our benefits change?  Will we be following our current performance management process for 2014? What is the “go shop” period and what does it mean to me?

To help address these questions and more, we have updated the attached Employee FAQ about the Siris acquisition, which is also located in the Answer Zone on The Current. Please take a few minutes to read this FAQ. If new questions come to mind, please feel free to submit them to our monitored question line at questions@digitalriver.com.

In the meantime, as we go through the acquisition process, I’d like you to keep one thought in mind: We are taking a business-as-usual approach to running the company. The management team will continue to focus on executing our transformation strategy and operating the business.  Delivering world-class services and solutions to our clients must remain our top priority — especially with the holiday season only a few weeks away.

Change is not easy

I know change is not easy, but I believe this change creates new opportunities for us as well. Over the next few weeks, we may not be able to answer all of your specific questions, but we will do our best to keep you informed as much as possible throughout this process. I firmly believe our future is brighter than ever.

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The acquisition will be a key topic during the Q3 All Employee Meeting next week on Nov. 6.  Until then, we need to stay focused on executing our strategic and operational priorities and finishing the year with momentum.

Thanks for your commitment to Digital River.

Dave

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Digital River.  In connection with the proposed merger, Digital River intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT DIGITAL RIVER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Digital River with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed merger. Information about Digital River’s directors and executive officers and their ownership of Digital River’s common stock is set forth in the proxy statement for Digital River’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

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Exhibit 2

UPDATED EMPLOYEE FAQ: Siris Acquisition of Digital River

October 2014

GENERAL ANNOUNCEMENT

Digital River announced that it is being acquired by an investor group led by a private equity firm named Siris Capital Group. When this transaction is complete, Digital River will become a private company, wholly owned by an affiliate of the investor group led by Siris Capital.

FREQUENTLY ASKED QUESTIONS

ABOUT THE TRANSACTION

Who is Siris Capital?

Siris Capital is a leading private equity firm focused on making control investments in data/telecommunications, technology and technology-enabled business service companies. Siris has extensive experience and a tremendous track record of financial success in acquiring companies with a mix of mature and growth businesses as well as with significant customer concentration. The firm was founded by Frank Baker, Peter Berger and Jeffrey Hendren.  Other companies they’ve recently acquired include Pulse Secure (secure enterprise connectivity solutions, including VPN and network access software), Tekelec (core telecom infrastructure software), Transaction Network Services (“TNS”) (value-added network services for the telecom, payments and financial services verticals) and Stratus Technologies (fault tolerant and high-availability servers).

What does it mean to be a private company?

Following completion of the transaction Digital River’s stock will no longer be traded on the public market, or owned by public shareholders. Instead Digital River will become a private company, wholly owned by an affiliate of this investor group led by Siris Capital.

When is the acquisition expected to close?

This transaction is expected to close as soon as we receive the necessary regulatory and shareholder approvals and satisfy certain other customary closing conditions, which we currently anticipate will be in the first quarter of 2015. Until the transaction is completed, Digital River will continue to operate as a publicly-traded company.

Why does this acquisition make sense for Digital River and Digital River’s stockholders?

After a thorough evaluation, our board of directors viewed this as a compelling transaction that would enable us to deliver immediate and substantial value to our stockholders. In addition, Siris Capital has extensive experience in our industry and this relationship offers us some important advantages, including enabling us to:

•                  Sharpen our focus so we can execute more aggressively on long-term, high-potential opportunities;

•                  Accelerate our product and technology transformation; and ultimately

•                  Deliver more value, more quickly for our clients.

What are the terms of the acquisition?

An investor group led by Siris has agreed to acquire all of the outstanding shares of Digital River for $26.00 per share in cash, valuing the company at approximately $840 million.

What is the premium?

The $26.00 per share price represents a premium of:

•                  Approximately 50% to the latest closing price of $17.38 on October 23, 2014; and

•                  Approximately 67% premium over Digital River’s volume weighted average share price during the 90 days ended October 23, 2014.

What is a “go-shop” period?

For 45 days following the announcement of our agreement with Siris — also referred to as a “go-shop” period — Digital River may solicit alternative acquisition proposals from other third parties.

How likely is it that we will receive a superior proposal?

We cannot speculate as to the outcome of the go-shop period.

What will happen if the board decides to accept a superior proposal?

We cannot speculate on the outcome. A superior proposal could include different terms than the current offer from Siris.

Was this transaction approved by the Digital River Board of Directors?

Yes.

OPERATIONS

How does this change Digital River’s overall business focus and growth strategy?

Siris has agreed to acquire Digital River because it believes in our business and transformation strategy and the opportunities we have to create value and growth in the commerce marketplace. We expect that our business strategy will remain as is, but we expect to sharpen our focus around fewer longer-term, high-potential global opportunities, accelerate our transformation and deliver more value for clients. The management team will direct enhanced attention to aligning our product roadmap with client needs, refining our go-to-market strategy based on our competitive positioning and achieving profitable growth across our business segments.  Our work will be guided by our same mission, vision and values.

What implications will the acquisition have for Digital River’s international business?

International expansion has been, and will continue to be, an important part of our growth strategy. We intend to grow globally in areas that make the most sense for us as a company, including EMEA and Asia Pacific. Our product management team will continue to help us define market requirements and identify countries that will deliver the best return on our investment and greatest value for our clients.

How will this change in ownership affect our transformation plans? Will it change our plans to evolve Digital River into a product centric company?

We intend to move forward with our plans to transform Digital River to a product centric company. In fact, we believe this process will help us accelerate our product-centric transformation.

How will this change in ownership affect our roadmap and product plans?

We do not expect changes to our roadmap or product strategies at this time.

What impact will this announcement have on our stock price?

We cannot make any predictions regarding our stock price.

Will Digital River maintain its headquarters out of Minnetonka, MN?

There are no plans to change the location of our headquarters location at this time.

As part of the acquisition will there be office closures?

There are no plans to close offices at this time.

Will there be changes in executive leadership as a result of the acquisition?

Siris has a track record of investing in companies that have strong management teams and then working with those teams to accelerate their strategies and create more value, more quickly.  We do not expect changes to Digital River’s management team at this time.

Will there be any organizational changes as a result of the acquisition?

There are no organizational changes planned at this time.

Will Siris decide to sell or divest parts of Digital River?

There are no plans for divesting parts of Digital River at this time.

What are the chances that Siris will merge Digital River into one of the other companies in their portfolio?

Siris has agreed to acquire Digital River because it believes in our business and transformation strategy and the opportunities we have to create value and growth in the commerce marketplace. There are no organizational changes planned at this time.

BENEFITS/HR

How will our benefit programs change?

We do not anticipate any changes to our benefits at this time. The benefits program for 2015 will continue as planned, including 401 (k) and our health plan model. However, following the close of the transaction, our Employee Stock Purchase Plan (ESPP) will end, as we will no longer be a public company.

How will employee equity be impacted by the acquisition?

Under the merger agreement, employee equity (other than options) will vest and be cashed out at the $26 per share merger consideration if the transaction closes. Shares that aren’t yet vested will be paid out, as well. Options will vest and be cashed out at the excess of the merger consideration over the exercise price of such option. If a new bidder emerges and the board accepts a new offer, terms may change.

Can I sell my stock now?

We are currently in a blackout period, during which time employees cannot sell their stock. Employees will be notified when they’re able to sell their stock after the blackout period ends.

Are there plans to offer other benefits to employees in lieu of ESPP?

There are no plans to offer additional benefits at this time. However, Siris will be working closely with the Digital River executive management to implement new incentive programs post-closing.  We expect that any changes to our benefits structure will be compelling and market-competitive.

Will we execute the same performance management process when we’re owned by Siris?

Our performance management process for 2014 will continue as planned. There are no plans to change our performance management process at this time.

Will my compensation structure change?

There will be no changes to the 2014 compensation, STI bonus plan and benefits available to employees at this time. Siris will be working closely with the Digital River executive management to implement 2015 incentive and bonus programs post-closing.  We expect that any changes to our compensation structure will be compelling and market-competitive.

WHO TO CONTACT

What should I do if I receive calls from members of the media or members of the investor community?

No employees, other than approved corporate spokespeople, should make comments about the acquisition.

•                 If you are contacted by the media or any other outside parties, please direct the inquiry to Gerri Dyrek (952-225-3719).

•                  If you are contacted by an investor or analyst, please direct the inquiry to Melissa Fisher (952-225-3351).

Who should I contact at Digital River if I have additional questions about the acquisition?

Please visit the Answer Zone on the Current for the latest information on the acquisition. Please also reach out to the senior executive in your department if you are unable to find answers to your questions. We are committed to keeping you informed throughout this process and will share additional information as it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Digital River. In connection with the proposed merger, Digital River intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT DIGITAL RIVER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Digital River with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed merger. Information about Digital River’s directors and executive officers and their ownership of Digital River’s common stock is set forth in the proxy statement for Digital River’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.